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                                                              Exhibit 10(aa)

     NON-COMPETITION AGREEMENT made as of this 16th day of March, 1998 by and among CANTEL INDUSTRIES, INC., a Delaware corporation, maintaining its principal offices at 1135 Broad Street, Suite 203, Clifton, New Jersey 07013 ("Purchaser") and CHRISTOPHER C. LUTZ and BONOLYN L. LUTZ, residing at 31728 4th Avenue, South Laguna, California 92677 (collectively, the "Stockholders")

                                   RECITALS:

     A. Purchaser and Chris Lutz Medical, Inc., a California corporation ("Seller") have entered into an Asset Purchase Agreement of even date herewith (the "Purchase Agreement") providing for, among other things, the sale of all or substantially all of the assets of Seller to Purchaser in accordance with the terms and conditions set forth in the Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Purchase Agreement.

     B. The Stockholders, who own one hundred (100%) percent of the issued and outstanding stock of Seller, have agreed as an inducement and condition to Purchaser entering into the Purchase Agreement, to enter into this Non-competition Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Non-Competition and Confidentiality Covenant. In consideration of the sum of $60,000 and other good and valuable consideration paid by Purchaser to the Stockholders, receipt of which is hereby acknowledged, Stockholders covenant and agree that for a period ending five years after the Closing Date, he or she shall not anywhere in the United States, Canada or another country where Purchaser or any of its Subsidiaries is then conducting business, directly or indirectly, as owner, partner, joint venturer, stockholder, broker, agent, principal, trustee, licensor, or in any other capacity whatsoever (as applicable) (i) engage in, become financially interested in, be employed by, render any consultation or business advice to, or have any connection with, any Person engaged in a similar business to, or which is otherwise competitive with, the Business, (ii) interfere with, disrupt or attempt to disrupt any then existing relationship, contractual or otherwise, with Purchaser (or any of its Subsidiaries) and any of their respective customers, suppliers, employees, agents or other Persons with whom it deals, (iii) solicit for employment, attempt to employ or assist any other Person in employing or soliciting for employment any employee or executive who is at that time, or was at any time


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during the preceding year, employed by Purchaser (or any of its
Subsidiaries), (iv) influence or attempt to influence any of the customers of Purchaser (or any of its subsidiaries) (including without limitation customers who prior to the Closing were customers of Seller) to transfer their patronage from Purchaser (or any of its Subsidiaries) to any other Person or (v) solicit business from any customers to whom Purchaser (or any of its Subsidiaries) is then furnishing products or services or to whom Seller has furnished products or services during the two-year period immediately preceding the Closing Date, or from any prospective customers who are currently or are then being actively solicited by Purchaser (or any of its Subsidiaries). The Stockholders shall not, without the previous written consent of Purchaser, from and after the Closing, divulge, furnish or make available to any third party any financial information or other information with respect to the Business or Purchaser (or any of its Subsidiaries), other than to its professional advisors, or as compelled by law or any applicable rule or policy of any securities commission, stock exchange or like body.

     2. Equitable Relief. Each of the Stockholders agrees that the remedy at law for any breach of the covenants contained in Section 1 above would be difficult to ascertain and therefore, in the event of breach or threatened breach of any such covenants, Purchaser and its Subsidiaries, in addition to any other remedy, shall each have the right to enjoin each of the Stockholders from any threatened or actual activities in violation thereof and each of the Stockholders hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings which may be brought to enforce any such covenants without the necessity of proof of actual damages. If any portion of the restrictions set forth in Section 1 above should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected. Each of the Stockholders declares that the territorial and time limitations set forth in
Section 1 above are reasonable and properly required for the adequate protection of the Business being purchased by Purchaser. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, the parties agree to the reduction of the territorial or time limitation to the area or period which such court shall deem reasonable.

     3.  Notices.

         a. All notices required to be given under the terms of this Agreement or which any of the parties may desire to give hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed


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as follows:

         b. As to Purchaser, addressed to it, 1135 Broad Street, Suite 203, Clifton, New Jersey 07013, Attention: James P. Reilly, or such other address or addresses and to the attention of such other Person or Persons as Purchaser may from time to time designate in writing to Seller, with copies thereof addressed to Eric W. Nodiff, Esq., Dornbush Mensch Mandelstam & Schaeffer, LLP, New York, New York 10017.

         c. As to the Stockholders, addressed to them, 31728 4th Avenue, South Laguna, California 92677, Attention: Christopher C. Lutz or to such other address or to such other Persons as Seller may from time to time designate in writing to Purchaser, with copies thereof addressed to Amy Rypins, Esq., Lewis & Rypins, LLP, 445 Marine View Avenue, Suite 260, Del Mar, California 92014.

         d. Any notice given in accordance with this Section 3 shall be deemed to have been given when delivered personally or by telex or telecopier or on the fifth business day next following the date upon which it shall have been deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested or sent by courier mail.

     4. Effectiveness of Agreement. This Agreement shall become effective when executed and delivered by Purchaser and the Stockholders and shall be binding in all respects upon the respective heirs, administrators, executors, successors and permitted assigns of each of the parties hereto; provided, however, that no party may assign this Agreement in whole or in part to any Person other than a wholly-owned subsidiary of such party without first obtaining the written consent of all of the other parties, which consent shall not be unreasonably withheld.

     5. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of New York. Any action, suit or other proceeding initiated by the Purchaser or the Stockholders against the other under or in connection with this Agreement shall be brought in any Federal or state court in the State of New York, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof.

     6. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be considered an original but all of which shall constitute the Agreement by and among the parties.


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     7.  Severability. Should any term, provision or clause hereof, or of any other agreement or document which is required by this Agreement, be held to be invalid, such invalidity shall not affect any other provisions or clauses hereof or thereof which can be given effect without such invalid provision, all of which shall remain in full force and effect.



     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                    CANTEL INDUSTRIES, INC.

                                    By: /s/ Craig A. Sheldon
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                                        Craig Sheldon, Vice President

                                        /s/ Christopher Lutz
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                                        Christopher C. Lutz

                                        /s/ Christopher Lutz for Bonolyn L. Lutz
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                                        Bonolyn L. Lutz